Exhibit 23.3

[LETTERHEAD OF NETHERLAND, SEWELL & ASSOCIATES, INC.]

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     As independent petroleum engineers, we hereby consent to the incorporation by reference of our Firm's name and our Firm's audit of the proved oil and gas reserve quantities as of December 31, 2004, as included in Southwestern Energy Company’s Form 10-K for the year ended December 31, 2004, into this Registration Statement on Form S-3.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By	/s/ Danny D. Simmons

Danny D. Simmons
Executive Vice President

Houston, Texas July 25, 2005